Exhibit 99.1

CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS

(BIO ESSENCE CORP.)

NOW COMES the Board of Directors for Bio Essence Corp., a California corporation (the “Company”), hereby consents pursuant to Article II, Section 13 of the Bylaws to the following action in lieu of a meeting:

WHEREAS, the Company received resignation notices from two of its directors, Simon Shavanson and Yang Yang Huang (“Former Directors”);

WHEREAS, the Board of Directors seeks to appoint a knowledgeable, well versed director to replace the Former Directors;

WHEREAS, William Sluss, the Company’s Chief Financial Officer, has agreed to sit on the Board of Directors in exchange for no additional compensation from the Company;

WHEREAS, as the Company continues operations, the Board of Directors found the need to implement an insider trading policy (“Policy”) to ensure compliance with federal securities laws;

NOW THEREFORE, the Board of Directors consent to the following actions:

RESOLVED, William Sluss is appointed to the Board of Directors as a Director.

RESOLVED, the Board of Directors hereby approves the Insider Trading Policy drafted by counsel dated June 18, 2024.

RESOLVED, the Board of Directors hereby ratifies all prior acts of the Company, its officers, and its directors as being in the best interest of the Company.

[Continued on Following Page]

Approved for entry in the books and records of the Corporation.

Dated: June 18, 2024

/s/ Yin Yan
By:	Yin Yan
Its:	Director

/s/ Siyavash Fooladian
By:	Siyavash Fooladian
Its:	Director

ACCEPTANCE OF APPOINTMENT

I, William Sluss, hereby accept the appointment to the Board of Directors of Bio Essence Corp.

/s/ William Sluss
William Sluss

Dated: June 18, 2024